Exhibit 10.10

CHENIERE ENERGY, INC.
2015 LONG-TERM CASH INCENTIVE PLAN

PHANTOM UNIT AWARD AGREEMENT

1.Award of Phantom Units. Cheniere Energy, Inc., a Delaware corporation (“Company”), hereby awards to the undersigned Participant (“Participant”) a cash-based award (the “Award”) of phantom units (the “Units”), each of which is a notional unit of common stock, $0.003 par value per share, of the Company (“Common Stock”), subject to and in accordance with the terms and conditions of this Phantom Unit Award Agreement (this “Agreement”). The total number of Units awarded to Participant pursuant to this Award is set forth on the signature page hereto, and such Units shall be subject to vesting on the applicable vesting dates set forth herein. The Units hereunder are awarded effective as of the date set forth on the signature page hereto (the “Grant Date”) under the Company’s 2015 Long-Term Cash Incentive Plan (as amended or restated from time to time, the “Plan”) pursuant to the Company’s 2014-2018 Long-Term Cash Incentive Program (the “Cash LTIP”) in respect of the 2014 Performance Period. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the meanings assigned to them in the Cash LTIP.

2.Effect of the Plan. The Units granted to Participant are subject to all of the provisions of the Plan and this Agreement, together with all of the rules and determinations from time to time issued by the Committee and/or the Board pursuant to the Plan; provided, however, that in the event of a conflict between any provision of the Plan and this Agreement or between any provision of the Cash LTIP and this Agreement, the provisions of this Agreement shall control but only to the extent such conflict is permitted under the Plan. Except as otherwise provided in a written agreement with Participant, the Company hereby reserves the right to amend, modify, restate, supplement or terminate the Plan without the consent of Participant, so long as such amendment, modification, restatement or supplement shall not materially reduce the rights and benefits available to Participant hereunder, and this Agreement shall be subject, without further action by the Company or Participant, to such amendment, modification, restatement or supplement unless provided otherwise therein.

3.Transferability. Participant shall not have any power or right to transfer, assign, pledge, exchange, hypothecate, encumber or otherwise dispose of any portion of any amount payable hereunder (by operation of law or otherwise), other than the right to receive payment in settlement of Units pursuant to Participant’s will or the laws of descent or distribution, and any attempt to do so shall be null and void and unenforceable. Should Participant die before receiving payment of amounts vested and payable under Paragraphs 4 or 5, such amounts shall be paid to Participant’s estate. The amounts payable hereunder shall not be subject to attachment, garnishment, levy, execution or any other legal or equitable process.

4.Restricted Period; Vesting. Subject to Participant’s continued employment through the applicable vesting date and except as otherwise provided in Paragraph 5 below, the Units shall vest and become payable as provided in Paragraph 6 below as follows: one-third (1/3rd) of the Units shall become vested and payable on February 1 of the calendar year commencing immediately after the calendar year in which the Grant Date occurs; an additional one-third (1/3rd) of the Units shall become vested and payable on February 1 of the second (2nd) calendar year commencing after the calendar year in which the Grant Date occurs; and the remainder of the Units shall become vested and payable on February 1 of the third (3rd) calendar year commencing after the calendar year in which the Grant Date occurs. The period from the date hereof until any Units become vested and payable shall be referred to as the “Restricted Period.” If an installment of the vesting and release of Units from the Restricted Period covers a fractional Unit, such installment will be rounded to the next lower Unit, except the final installment, which will be for the balance of the total Units.

5.Termination of Employment or Services; Change in Control. Except as otherwise provided in this Paragraph 5, in the event of the termination, resignation, or removal of Participant from employment with or services to Company and its Affiliates for any reason, any Units not then vested shall not vest and shall, without further action of any kind by the Company or Participant, immediately be forfeited by Participant. Notwithstanding the foregoing, the Units not then vested shall become vested in full immediately upon (a) the termination of Participant’s employment with the Company or an Affiliate (1) by the Company or an Affiliate without Cause (as defined below), (2) by Participant for Good Reason (as defined below), (3) by the Company or an Affiliate due to the Disability of Participant while performing Continuous Service or (4) due to the death of Participant while performing Continuous Service or (b) the consummation of a Change of Control during Participant’s Continuous Service.
For purposes of this Agreement, the term “Cause” means termination of employment with the Company or an Affiliate by the Company or such Affiliate under any of the following circumstances:
(1)the willful commission by Participant of a crime or other act of misconduct that causes or is likely to cause substantial economic damage to the Company or an Affiliate or substantial injury to the business reputation of the Company or Affiliate;

(2)the commission by Participant of an act of fraud in the performance of Participant’s duties on behalf of the Company or an Affiliate;

(3)the willful and material violation by Participant of the Company’s Code of Business Conduct and Ethics Policy; or

(4)the continuing and repeated failure of Participant to perform the duties of Participant to the Company or an Affiliate, including by reason of Participant’s habitual absenteeism (other than such failure resulting from Participant’s incapacity due to physical or mental illness), which failure has continued for a period of at least thirty days following delivery of a written demand for substantial performance to Participant by the Board which specifically identifies the manner in which the Board believes that Participant has not performed his or her duties;

provided, however, that, notwithstanding anything to the contrary in the Plan or this Agreement, for purposes of determining whether “Cause” exists under Agreement, if Participant is an Executive Officer, then no act, or failure to act, on the part of Participant shall be considered “willful” unless done or omitted to be done by Participant not in good faith and without reasonable belief that Participant's action or omission was in the best interest of the Company or an Affiliate, as the case may be.

The determination of whether Cause exists with respect to an Executive Officer shall be made by the Board (or its designee) in its sole discretion and with respect to a Participant who is not an Executive Officer shall be made by the Company's Vice President of Human Resources in his or her sole discretion in consultation with the Company's General Counsel.

For purposes of this Agreement, the term “Good Reason” means termination of employment with the Company or an Affiliate by Participant under any of the following circumstances, if the Company or such Affiliate fails to cure such circumstances within thirty (30) days after receipt of written notice from Participant (the “Cure Period”) to the Company or such Affiliate setting forth a description of such Good Reason (which notice shall be provided by Participant to the Company or such Affiliate within thirty (30) days following the occurrence of one or more of the following circumstances):

(1)the removal from or failure to re-elect Participant to the office or position in which he or she last served;

(2)the assignment to Participant of any duties, responsibilities, or reporting requirements materially inconsistent with his or her position with the Company or an Affiliate, or any material diminishment, on a cumulative basis, of Participant’s overall duties, responsibilities, or status;

(3)a material reduction by the Company or an Affiliate in Participant’s annual base salary; or

(4)the requirement by the Company or an Affiliate that the principal place of business at which Participant performs his or her duties be changed to a location more than fifty (50) miles from his or her current place of business.
In the event that the Company or an Affiliate fails to remedy the condition constituting Good Reason during the applicable Cure Period, Participant’s “separation from service” (within the meaning of Section 409A of the Code) must occur, if at all, within ninety (90) days following such Cure Period in order for such termination as a result of such condition to constitute a termination for Good Reason.
Notwithstanding anything herein to the contrary, vesting of outstanding and unvested Units will not be accelerated as a result of a termination by the Company or an Affiliate without Cause or due to the Disability of Participant or by Participant for Good Reason, in each case, unless Participant (or Participant’s beneficiaries or estate) shall execute and deliver to the Company (and not revoke) a fully effective release of claims in the form, if any, as may be required by, and in such form provided by, the Company, within sixty (60) days after the date of termination. Notwithstanding anything in the previous sentence to the contrary, if a release is required by the Company as a condition of such acceleration of vesting and lapse of forfeiture restrictions, and such release is not timely executed and delivered by Participant, or if such release is timely executed but is subsequently revoked by Participant, any Units which were unvested as of the date of termination shall be deemed cancelled and forfeited as of such date of termination of employment.

6.Time and Form of Payment. To the extent a Unit shall become vested and payable pursuant to Paragraph 4 or Paragraph 5, Participant shall receive a payment in cash in the amount (less applicable withholding) equal to the product of (a) the Fair Market Value (as defined in the Plan) of a share of Common Stock on the applicable vesting date and (b) the number of Units that become vested and payable on such vesting date. Such cash payment shall be made as soon as administratively practicable following the applicable vesting date, but in no event later than the sixtieth (60th) day following the date on which vesting occurs; provided, however, that any payment in respect of Units for which vesting is accelerated subject to the release of claims under Paragraph 5 and that would otherwise be made prior to the sixtieth (60th) day after the date of termination, such payment shall be made on the sixtieth (60th) day after the date of termination.

7.Ownership Rights. A Unit is a notional unit of Common Stock of the Company and, as a result, does not provide or give rise to any right to a share of Common Stock or to receive the Fair Market Value of a share of Common Stock except as specifically provided in this Agreement. During the Restricted Period, any distribution in the form of cash paid or delivered by the Company on a share of Common Stock shall not entitle Participant to any distribution (whether in cash, Common Stock, Units or otherwise) with respect to any Unit.

8.Adjustments. In the event of any distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of Company, issuance of warrants or other rights to purchase Common Stock or other securities of Company, or other similar transaction or event affects the Common Stock, then the Company shall, in such manner as it may deem equitable, make adjustments to the terms and provisions of this Agreement in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available hereunder.

9.Certain Restrictions. By accepting this Award, Participant acknowledges that he or she has received a copy of the Plan and agrees that Participant will enter into such written representations, warranties and agreements and execute such documents as the Company may reasonably request in order to comply with applicable securities and other applicable laws, rules or regulations, or with this document or the terms of the Plan.

10.Amendment and Termination; Waiver. This Agreement, together with the Plan and the Cash LTIP, constitutes the entire agreement by Participant and the Company with respect to the subject matter hereof, and supersedes any and all prior agreements or understandings between Participant and the Company with respect to the subject matter hereof, whether written or oral. Except as provided otherwise in Paragraph 2, this Agreement may not be amended or terminated by the Company without the written consent of Participant, provided Company may amend this Agreement unilaterally (a) as provided in the Plan and/or Cash LTIP or (b) if Company determines that an amendment is necessary to comply with applicable law (including the requirements of the Code). Any provision for the benefit of the Company contained in this Agreement may be waived in writing, either generally or in any particular instance, by the Company. A waiver on one occasion shall not be deemed to be a waiver of the same or any other breach on a future occasion.

11.Unsecured Obligation. The Company’s obligation under this Agreement shall be an unfunded and unsecured promise. Participant’s right to receive the payments and benefits contemplated hereby from the Company under this Arrangement shall be no greater than the right of any unsecured general creditor of the Company, and Participant shall not have nor acquire any legal or equitable right, interest or claim in or to any property or assets of the Company. Nothing contained in this Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between Participant and the Company or any other person.

12.No Right To Continued Employment. Neither the Award nor anything in this Agreement shall confer upon Participant any right to continued employment with the Company (or its Affiliates or their respective successors) or shall interfere in any way with the right of the Company (or its Affiliates or their respective successors) to terminate Participant’s employment at any time.

13.Tax Matters; No Guarantee of Tax Consequences. All payments under the terms of the Agreement shall be subject to, and reduced by, any amount of federal, state and local income, employment and other taxes required to be withheld by the Company in connection with such payments. The Agreement is intended to be exempt from, or to comply with, the requirements of Section 409A of the Code, and the Agreement shall be interpreted accordingly; provided that in no event whatsoever shall the Company or any of its Affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. The Company makes no commitment or guarantee to Participant that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Agreement.

14.Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware to the extent federal law does not supersede and preempt Delaware law (in which case such federal law shall apply).

15.Severability; Interpretive Matters. In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as of the illegal, invalid, or unenforceable provision had never been included herein. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural and vice versa. The captions and headings used in the Agreement are inserted for convenience and shall not be deemed a part of the Agreement granted hereunder for construction or interpretation.

16.Counterparts. This Agreement may be signed in any number of counterparts, each of which will be an original, with the same force and effect as if the signature thereto and hereto were upon the same instrument.

[Remainder of Page Blank - Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Grant Date indicated below.

COMPANY:
CHENIERE ENERGY, INC.
By:
Name:	Ann Raden
Title:	Vice President, Human Resources & Administration

I hereby accept the Award subject to all of the terms and provisions hereof. I acknowledge and agree that the Award shall vest and become payable, if at all, only during the period of my continued service with the Company or as otherwise provided in the Agreement (not through the act of issuing the Award).

PARTICIPANT:

By:
Name:

Total Number of Units: _________________
Grant Date: ___________, 2015

[Signature Page - 2014-2018 Long-Term Cash Incentive Program - 2014 Performance Period]